Exhibit 10(xxi)

                               FOURTH AMENDMENT OF
                           MONROE BANCORP THRIFT PLAN
                           --------------------------
       (As Amended and Restated Generally Effective as of January 1, 2001)


WHEREAS, Monroe Bancorp (the "Corporation") maintains the Monroe Bancorp Thrift Plan (As Amended and Restated Generally Effective as of January 1, 2001) (the "Plan"); and

WHEREAS, the Corporation has determined that the Plan should be amended to provide for accelerated participation solely for the purpose of allowing participants to make compensation deferrals; and WHEREAS, pursuant to the authority contained in Section 9.1 of the Plan, the Corporation has reserved the right to amend the Plan;

NOW, THEREFORE, the Corporation hereby amends the Plan, effective as of January 1, 2005, in the following particulars, which amendment will supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment:

1.   By amending Section 2.1 to read as follows:

                   "Section 2.1 Eligibility for Participation.
                   -------------------------------------------

     (a) Every person employed by an Employer is eligible to participate in the Plan for purposes of making Compensation Deferrals under Article III and Catch-up Contributions under Section 9 of the First Amendment provided that:

          (i)  He has attained age 21; and

          (ii) He has completed 90 days of Service (as determined under Section 2.5); and

          (iii) He is a Covered Employee. The term `Covered Employee' means an person employed by an Employer and classified by the Employer as a common-law employee (regardless of actual employment status), except that term does not include (i) an employee employed in a unit of employees subject to a collective bargaining agreement where retirement benefits were negotiated in good faith by an Employer and that unit's bargaining representative, or (ii) a self-employed individual.

     (b) Every individual employed by an Employer is eligible to participate in the Plan for purposes of receiving Matching and Profit Sharing Contributions provided he is a Covered Employee and further provided that:

          (i)  He has attained age 21; and

          (ii) He has completed an Eligibility Period in which he has been credited with at least 1,000 Hours of Service (as determined under Section 2.5)."

2.   By amending Section 2.2 to read as follows:

                   "Section 2.2 Commencement of Participation.
                   -------------------------------------------


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     (a)  Subject to the conditions and limitations of the Plan, each employee who was a Participant in the Plan on December 31, 2004 will continue as a Participant on and after January 1, 2005.

     (b) Any other employee will become a "Participant" in the Plan for purposes of making Compensation Deferral and Catch-up Contributions on the first day of January, April, July or October (a "Deferral Entry Date") coincident with or next following the latest of: (i) the date he satisfies the eligibility requirements of Section 2.1(a), (ii) January 1, 2005, or (iii) the date the employee's Employer becomes an Employer under the Plan pursuant to Section 11.1.

     (c) Any other employee will become a "Participant" in the Plan for purposes of receiving Matching and Profit Sharing Contributions on the first day of January or July (an "Entry Date") coincident with or next following the latest of: (i) the date he satisfies the eligibility requirements of Section 2.1(b), (ii) January 1, 2005, or (iii) the date the employee's Employer becomes an Employer under the Plan pursuant to Section 11.1.

     (d) If an employee satisfies the requirements of subsections 2.1(a)(i) and 2.1(a)(ii), but is not a Covered Employee, he will become a Participant in the Plan for purposes of making Compensation Deferral and Catch-up Contributions on the date he becomes a Covered Employee. If an employee satisfies the requirements of subsections 2.1(b)(i) and 2.1(b)(ii), but is not a Covered Employee, he will become a Participant in the Plan for purposes of receiving Matching and Profit Sharing Contributions on the date he becomes a Covered Employee."

3.   By adding the following sentence to the end of Section 2.4:

     "For purposes of this Section, an Inactive Participant who becomes an active Participant under this Section will only become an active Participant for purposes of making Compensation Deferral and Catch-up Contributions unless the Inactive Participant previously satisfied the requirements of Section 2.1(b)."

4.   By adding the following subsection (g) to Section 2.5:

     "(g) For purposes of determining eligibility under Section 2.1(a), `Service' means the total period of employment for the Affiliates commencing on the date the Participant first performs an Hour of Service."

IN WITNESS WHEREOF, the Corporation, by its officers thereunder duly authorized, adopts this Fourth Amendment this 6th day of December, 2004, but effective as of January 1, 2005.


MONROE BANCORP

By:  /s/ Mark D. Bradford

Title: President and CEO

ATTEST:

By:  R. Scott Walters

Title:  Secretary



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